Exhibit 99.1

McDonald’s Promotes Kevin Ozan to Senior Executive Vice President, Strategic Initiatives, Ian Borden to Chief Financial Officer and Marion Gross to Global Chief Supply Chain Officer

Transitions will be effective September 1, 2022

CHICAGO, June 27, 2022 /PRNewswire/ -- Today, McDonald's Corporation (NYSE: MCD) CEO, Chris Kempczinski sent the following message to the McDonald's Global System, which also outlines additional leadership team updates.

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As I said at Worldwide Convention in April, there's never been a better time to be part of Brand McDonald's.

McDonald's is now seen as leading in our industry on almost every dimension. Together, we've transformed the McDonald's System and are performing at a high level in almost every market in which we operate.

This transformation has required enormous effort, collaboration, and most importantly, leadership across all three legs of the stool as we have worked to bring our Accelerating the Arches strategy to life.

This has not been easy, nor was our current success a foregone conclusion. In fact, several years ago, the outlook for our business was far less rosy – at least, according to the pundits and analysts. In 2014, global comparable sales and guest counts were declining, new competitors were emerging, and customer and investor expectations were rising for global companies like ours. Remarkably, Wall Street consensus assumed the McDonald's System was in structural decline.

Over the years, however, the McDonald's System has demonstrated a remarkable knack for cultivating the right leaders for the moment, and this was certainly true when Kevin Ozan and Francesca DeBiase were appointed to their roles in March 2015.

Kevin and Francesca are long-time McDonald's veterans, with over forty years of combined System experience and careers that were purpose-built for their positions on our Global Senior Leadership Team. They were well-known and highly respected, and their appointments – Kevin as Chief Financial Officer and Francesca as Global Chief Supply Chain Officer – coincided with the multi-year reinvigoration of our business that has led to our current position of strength.

It is with deep gratitude and respect that I am announcing today that Kevin will be assuming a new position and has been promoted to Senior Executive Vice President, Strategic Initiatives, and that Francesca recently shared with me her decision to retire from McDonald's, effective August 31.

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Kevin has been with McDonald's since 1997, when he joined from Ernst & Young. From the moment Kevin stepped foot here, it was clear to everyone who interacted with him that he brought something truly special to our System. His intellect and ability to work across multiple disciplines was only matched by his disarming approach and his belief in the business.

I remember meeting Kevin when I first joined McDonald's. I was struck by his dedication to the System, his low ego, and unflappable judgment. I joked with Kevin that he was the "nicest CFO" I'd ever met, and yet Kevin still set the highest standards for himself and his team.

Kevin leads with an incredible combination of head and heart. He's helped guide our System through so much the last seven years – from onboarding two CEOs, to navigating through COVID, dealing with activist investors and, most recently, our exit from the Russian market. Kevin has seen and done it all.

In this elevated role, which will be effective September 1, Kevin will continue to lead the Strategy team and spearhead several strategic initiatives, while partnering with me and the Senior Leadership Team, and plans to retire from McDonald's by mid-2023.

With this move, Ian Borden, currently President, International and a 30-year System veteran, has been appointed to serve as our next Executive Vice President and CFO, effective September 1.

Ian is well-known for being a values-based leader with a tremendous amount of System knowledge. He first joined our System in Canada in 1994. From there, he went on to serve in roles including as CFO for our Asia-Pacific, Middle East and Africa region and CFO for Russia and Eastern Europe. He's also had several leadership and P&L roles across our markets and regions.

We often say that our international markets are the growth and idea engine of the System, and in so many ways that is a testament to Ian's leadership and contributions. From ambitious digital deployments to delivery and EOTF, the markets under Ian's leadership have been launching pads for some of our most ambitious and impactful moves over the past decade. Ian consistently puts teamwork at the heart of everything he does. His passion and unfailing commitment to talent development has built a strong succession pipeline across the System.

On our Senior Leadership Team, he has championed and fostered closer and more effective collaboration across our markets to execute our strategy with great success while also navigating unpredictable challenges with agility and purpose. For these reasons, and so many more, this makes Ian an exceptional leader for our Finance organization as our next CFO.

Ian, his wife Yolande, and his two sons – Ethan and Matthew – will be relocating to Chicago and I look forward to benefiting even more from his partnership. We will share an update on our International leadership in mid-July.

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Francesca has been with McDonald's since 1991, and last year celebrated her 30th anniversary – an incredible milestone!

The strength and resiliency of our Supply Chain is a cornerstone of our competitive advantage and a mark of Francesca's leadership. The strategic relationships Francesca has forged throughout the supplier community – based on transparency, inclusion, and trust – have been key to our success in creating a best-in-class Supply Chain that is the envy of our industry, and so many others.

Francesca was one of the earliest leaders in our System to champion progressive and sustainable business solutions, which are now deeply embedded across McDonald's. She has been fiercely passionate about talent development – both within her organization and across the System – and led our Global Women's Leadership Network for many years, stewarding a culture where women have the most opportunity to succeed and grow. Generations to come will undoubtedly benefit from the impact of her leadership.

There's little Francesca has not seen in her McDonald's journey – from trade challenges, to the impacts of climate change, to all manner of disruptions. Even so, the unforeseen impacts of an unprecedented global pandemic further proved the strength and resilience of Francesca's leadership and our entire Supply Chain. While others broke supply, McDonald's did not. That is a truly extraordinary accomplishment. For this, and for so much more, we are grateful.

While Francesca will certainly be missed, it gives me great pleasure to announce that Marion Gross, Chief Supply Chain Officer of North America, has been promoted to Executive Vice President, Global Chief Supply Chain Officer, and will join the Global Senior Leadership Team, effective September 1.

Marion's impressive career at McDonald's has spanned 29 years, but she had already been a part of the System for several years having managed transportation and logistics at HAVI. At McDonald's, she first managed the supply of several national product categories before taking on strategic Supply Chain initiatives across 36 distribution centers. Most recently, Marion has been responsible for executing the strategic direction of McDonald's Supply Chain across the U.S. and Canada.

Marion's embrace of our values is a hallmark of her leadership. Her deep involvement in our communities and constant focus on truly driving our purpose deep within the System stand tall as clear examples that we get better together.

We will share more details on Marion's successor before she formally transitions this fall.

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Finally, Katie Fallon, who has successfully served as McDonald's first-ever Chief Global Impact Officer, recently informed me of her decision to depart McDonald's.

Katie has been a deeply valuable partner to me and so many throughout our System as we've risen to society's growing expectations of business. She has brought critical functions together and forged a collective strategy to drive trust and admiration for McDonald's. While we have benefitted from Katie's strong leadership, I fully support and understand her decision to pursue an opportunity that has fewer travel demands and better aligns with the needs of her young family in Washington D.C.

Katie's last day with us will be July 15, and I am confident that this team, and our System, have the right leaders and plans in place to continue advancing our progress as we deliver on our purpose to feed and foster communities.

While we identify Katie's successor, Kevin will oversee the Global Impact team.

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I feel immense pride in everything the McDonald's System has accomplished over the past several years and am confident that the leaders announced today will help accelerate our momentum.

The McDonald's System is special because our people are special. With ketchup coursing through our veins, McDonald's future has never been brighter.

Chris

ABOUT MCDONALD'S
McDonald's is the world's leading global foodservice retailer with more than 39,000 locations in over 100 countries. Approximately 95% of McDonald's restaurants worldwide are owned and operated by independent local business owners.

FORWARD-LOOKING STATEMENTS
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